Exhibit 3.1

SECOND AMENDED AND RESTATED
DECLARATION OF TRUST
OF
INNSUITES HOSPITALITY TRUST

Adopted June 16, 1998

Amended July 12, 1999

SECOND AMENDED AND RESTATED
DECLARATION OF TRUST
OF
INNSUITES HOSPITALITY TRUST

This Second Amended and Restated Declaration of Trust made as of this day of June, 1998 by James F. Wirth, Marc E. Berg, Steve Robson, Gregory D. Bruhn, Lee J. Flory and Edward G. Hill (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are then in office, are hereinafter together called the “Trustees”),

W I T N E S S E T H:

WHEREAS, this instrument amends and restates that certain First Amended and Restated Declaration of Trust made June 11, 1971 by James H. Berick, Chester F. Collier, Glenn Golenberg, Sidney S. Hein, Alvin M. Kendis, Frank L. Kennard, Alan M. Krause, Alfred Lerner, Maurice Saltzman, A. A. Sommer Sr. and Irving I. Shore (the “Original Trustees”), which Declaration of Trust is hereby amended and restated in its entirety pursuant to Section 13.1 thereof to read as hereinafter provided; and

WHEREAS, the Original Trustees formed an unincorporated association in the form of a business trust, formerly known as Realty ReFund Trust, which trust has qualified as a “real estate investment trust” under the REIT Provisions of the Internal Revenue Code;

NOW, THEREFORE, the Trustees hereby declare that they will hold all property of every type and description which they are acquiring or may hereafter acquire as such Trustees, together with the proceeds, rents and income thereof and therefrom, in trust, to manage and dispose of the same for the benefit of the holders of record from time to time of the certificates for Shares issued and to be issued hereunder and in the manner and subject to the provisions hereof, to wit:

ARTICLE I

THE TRUST

1.1                                 Name.  The name of the trust shall be “InnSuites Hospitality Trust”  (hereinafter called the “Trust”) and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust or of such Trustees. Should the Trustees determine that the use of such name is not practicable, legal or convenient, they may use such other designation or they may adopt such other name for the Trust as they deem proper and the Trust may hold property and conduct its activities under such designation or name.

1.2                                 Location.  The Trust may maintain an office in Cleveland, Ohio, or such other location within or without the state of Ohio, as the Trustees may from time to time determine.

1.3                                 Nature of Trust.  The Trust shall be an unincorporated association in the form of a business trust.  The Trust is not intended to be, shall not be deemed to be and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company (but nothing herein shall preclude the Trust from being taxable as an association under the REIT Provisions of the Internal Revenue Code).  The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder.  The Trust is intended to have the status of a “real estate investment trust” as that term is defined in the REIT Provisions of the Internal Revenue Code and this Declaration of Trust and all actions of the Trustees hereunder shall be construed in accordance with such intent.

1.4                                 Definitions.  As used in the Declaration of Trust, the following terms and the singular or plural thereof, when appropriate, shall have the following meanings unless the context hereof otherwise requires:

“Adviser” shall mean any Person appointed, employed or contracted with by the Trustees under the provisions of Section 3.1 hereof.

“Affiliate” shall mean in respect of any Person (the “First Person”), any other Person (a) who directly or indirectly controls, is controlled by or is under common control with the First Person, or (b) who is a director, officer, employee, partner or trustee of the First Person, or of which the First Person is a director, officer, employee, partner or trustee, or (c) who directly or indirectly beneficially owns, controls or holds with power to vote one percent (1%) or more of the outstanding voting securities of the First Person, or of which the First Person directly or indirectly beneficially owns, controls or holds with power to vote one percent (1%) or more of the outstanding voting securities.

“Appraisal” shall mean a determination of the fair market value, as of the date of the Appraisal, of Real Property in its existing state or in a state to be created, by any bank, insurance company or other Person which makes appraisals in connection with its lending, investment, syndication, brokerage or servicing activities (whether or not an Affiliate of the Adviser), or by a disinterested Person having no economic interest in the Real Property provided any such Person is, in the sole judgment of the Trustees, properly qualified to make such a determination.

“Certificates of Deposit” shall mean evidences of deposits in, or obligations of, banking institutions and savings institutions which are members of the Federal Deposit Insurance Corporation or of the Federal Home Loan Bank System.

“Commercial Paper” shall mean indebtedness of the Trust evidenced by unsecured promissory notes maturing not more than 270 days after the date of issue.

“Declaration of Trust” shall mean this Second Amended and Restated Declaration of Trust as amended, restated or modified from time to time. References in this Declaration of Trust to “Declaration,” “hereof,” “herein” and “hereunder” shall be deemed to refer to the Declaration of Trust and shall not be limited to the particular text, article or section in which such words appear.

“Equity Investments in Real Property” shall mean investments in the ownership of, or participations in the ownership of, Real Property including the development thereof and any interest therein other than Mortgage Loans, or of any type of interest in any corporate or other entity principally involved in owning, developing, improving, financing, operating or managing Real Property.

“Government Securities” shall mean Securities which are obligations of, or guaranteed by, the United States Government, any State or Territory of the United States of America, or any agency or political subdivision thereof, including, without limitation, all Government Securities from time to time constituting qualified real estate investment trust assets under the Internal Revenue Code.

“Mortgage Loans” shall mean loans evidenced by notes, debentures, bonds and other evidences of indebtedness or obligations, which are negotiable or non-negotiable and which are secured or collateralized by Mortgages.

“Mortgages” shall mean mortgages, deeds of trust or other security interests in Real Property or on rights or interests, including leasehold interests, in Real Property.

“Net Assets” shall mean the Total Assets of the Trust after deducting therefrom any liabilities of the Trust except that depreciable assets shall be included therein at the fair market value of such assets in the judgment of the Trustees.

“Non-Recourse Indebtedness” shall mean indebtedness of the Trust incurred in connection with the acquisition of any asset wherein the liability of the Trust is limited to the asset acquired and income and proceeds attributable thereto or derived therefrom and which does not represent a general obligation of the Trust.

“Person” shall mean and include individuals, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities whether or not legal entities and governments and agencies and political subdivisions thereof.

“Real Property” shall mean land, rights in land, interests (including, without limitation, air rights and leasehold interests as lessee or lessor), and buildings, structures, improvements, furniture and fixtures located on or used in connection with land and rights in land, or interests therein, but not including Mortgages, Mortgage Loans or interests therein.

“REIT Provisions of the Internal Revenue Code” shall mean the statutory provisions presently contained in Part II, Subchapter M of Chapter 1, Sections 856 through 858 of the Internal Revenue Code of 1986, as now enacted or hereafter amended, or successor statutes and regulations and rulings promulgated thereunder; provided, however, that any such statute, regulation or ruling enacted or promulgated after the date hereof which is by its terms applicable to real estate investment trusts in existence on the date hereof only upon the election of, or failure to elect otherwise by, such trust, shall be applicable to this Trust only if this Trust shall so elect or fail to elect otherwise in accordance with the terms thereof.

“Securities” shall mean any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for, guarantees of or any right to subscribe to, purchase or acquire any of the foregoing.

“Securities of the Trust” shall mean any Securities issued by the Trust.

“Shareholders” shall mean as of any particular time all holders of record of outstanding Shares at such time.

“Shares” shall mean the shares of beneficial interest of the Trust as described in Section 6.1.

“Short-Term” in relation to loans shall mean loans other than Long-Term or Intermediate-Term loans.

“Total Assets of the Trust” shall mean the aggregate appraised value of all of the assets included in the Trust Property, without deduction for mortgage loans or other security interests to which such assets are subject or subordinate and before provision for depreciation, depletion and amortization but after provision for bad debt loss and similar reserves.

“Trust Property” shall mean as of any particular time any and all property, real, personal or otherwise, tangible or intangible, which is transferred, conveyed or paid to the Trust or Trustees and all rents, income, profits and gains therefrom and which at such time is owned or held by, or for the account of, the Trust or the Trustees.

ARTICLE II

POWERS OF TRUSTEES

2.1                                 General.  The Trustees shall have, without other or further authorization, full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole and absolute owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration of Trust.   The Trustees may do and perform such acts and things as in their sole judgment and discretion are necessary and proper for conducting the business and affairs of the Trust or promoting the interests of the Trust and the Shareholders.  The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid power or authority or any specific power or authority.  The Trustees shall have the power to enter into commitments to make any investment, purchase or acquisition, or to exercise any power authorized by this Declaration of Trust. Such powers of the Trustees may be exercised without order of or resort to any court.

2.2                                 Investments.  The Trustees shall have power, for such consideration as they may deem proper, to invest in, purchase or otherwise acquire, for cash or other property or through the issuance of Securities of the Trust, and hold or retain for investment full or participating interests of any type in real, personal or mixed, tangible or intangible, property of any kind wherever located; including, without limitation, the following:  (a) Securities which are secured by Mortgages; (b) rents, lease payments or other income from, or the profits from, or the equity or ownership of, Real Property; (c) investments secured by the pledge or transfer of Mortgage Loans; and (d) Securities of every nature, whether or not secured by Mortgages.

In the exercise of their powers, the Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law now or hereafter in effect limiting the investments which may be held or retained by trustees or other fiduciaries, but they shall have full authority and power to make any and all investments within the limitations of this Declaration of Trust, that they, in their absolute discretion, shall determine, and without liability for loss, even though such investments shall be of a character or an amount not considered proper for the investment of trust funds or which do not or may not produce income.

2.3                                 Appraisals.  If the Trustees should at any time purchase Real Property (other than where such purchase results from a foreclosure or satisfaction of indebtedness to the Trust or is made in connection with the acquisition of a Mortgage Loan), the consideration paid for such Real Property shall be based upon the fair market value of the property as determined by an Appraisal, as determined in the discretion of the Trustees; provided, however, that in the event that such purchase is made from an Affiliate of the Trust or the Adviser, such Appraisal shall be made by a Person who is not an Affiliate of the Trust or the Adviser.

2.4                                 Legal Title.  Legal title to all the Trust Property shall be vested in the Trustees as joint tenants and held by and transferred to the Trustees, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status, or in the name of the Trust, or in the name of any other Person as nominee, on such terms, in such manner, and with such powers as the Trustees may determine, so long as in their judgment the interest of the Trust is adequately protected.

The right, title and interest of the Trustees in and to the Trust Property shall vest automatically in all persons who may hereafter become Trustees upon their due election and qualification without any further act.  Upon the resignation, removal or death of a Trustee he (and in the event of his death, his estate) shall automatically cease to have any right, title or interest in or to any of the Trust Property as a Trustee, and such right, title and interest of such Trustee in and to the Trust Property shall vest automatically in the remaining Trustees without any further act.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

2.5                                 Disposition, Renting, etc. of Assets.  The Trustees shall have power to sell, grant security interests in, otherwise encumber, lease, exchange or otherwise dispose of or grant options in respect of any and all Trust Property free and clear of any and all trusts, at public or private sale, for cash or on terms, without advertisement, and subject to such restrictions, stipulations, agreements and reservations as they shall deem proper, including the power to take back mortgages to secure the whole or any part of the purchase price of any of the Trust Property sold or transferred by them, and to execute and deliver any deed or other instrument in connection with the foregoing.  The Trustees shall also have the power to:

(a)                                  rent, lease or hire from others or to others, for terms which may extend beyond the termination of this Declaration of Trust, any property or rights to property, real, personal or mixed, tangible or intangible, and to own, manage, use and hold such property and such rights;

(b)                                 subdivide or improve Real Property and tear down, alter, repair or make improvements thereon and grant easements in relation thereto;

(c)                                  give consents and make contracts relating to Trust Property or its use;

(d)                                 release or dedicate any Trust Property; and

(e)                                  develop, operate, pool, unitize, grant production payments out of or lease or otherwise dispose of oil, gas and other mineral properties and rights.

2.6                                 Financings; Issuance of Securities; Facsimiles.  The Trustees shall have power to lend money, whether secured or unsecured, to borrow or in any other manner raise such sum or sums of money or other property as they shall determine, in any amount and in any manner and on any terms, and to evidence the same by Securities which may mature at any time or times even beyond the possible date of termination of the Trust, to reacquire any such Securities, to enter into other contracts on behalf of the Trust and to execute and deliver any Mortgage, pledge or other instrument to secure any such Securities or other obligations or contracts.  Any such Securities, instruments or other obligations of the Trust may, at the discretion of the Trustees, without vote of the Shareholders, be convertible or exercisable into Shares at such time and on such terms as the Trustees may prescribe.

The Trustees shall have power to issue any type of Securities of the Trust, without vote of or other action by the Shareholders, to such Persons for such cash, property, services, expenses or other consideration (including Securities issued or created by, or interests in, any Person) at such time or times and in such amounts and in such manner and on such terms as the Trustees may deem advisable and to list any of the foregoing Securities of the Trust or any depositary receipts representing such Securities on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any such Securities of the Trust or any depositary receipts representing such Securities.  The Trustees may authorize the use of facsimile signatures and/or a facsimile seal of the Trust on Securities of the Trust or any depositary receipts representing such Securities, provided that where facsimile signatures are so used, one of the authorized signatures be manual or the Securities or any such depositary receipts be manually countersigned or authenticated (except in respect of any type of Security in respect of which then current commercial practice does not require manual countersignature or manual authentication) by a transfer agent or registrar or by an authenticating agent or trustee or similar Person.  In case any Person who shall have signed (or whose facsimile signature shall appear on) Securities of the Trust or any such depositary receipts shall have ceased to occupy the office or perform the function in respect of which such signature was authorized before such Securities or any such depositary receipts shall have been actually issued, such Securities or any such depositary receipts may nevertheless be issued with the same effect as though such Person had not ceased to occupy such office or perform such function.

2.7                                 Taxes.  The Trustees shall have power to pay all taxes or assessments, of whatever kind or nature, imposed upon or against the Trust or the Trustees in connection with the Trust Property or upon or against the Trust Property or income or any part thereof, to settle and compromise disputed tax liabilities, and for the foregoing purposes to make such returns and do all such other acts and things as may be deemed by the Trustees necessary or desirable.

2.8                                 Rights as Holder of Mortgages and Securities.  The Trustees shall have power to exercise all the rights, powers and privileges appertaining to the ownership of all or any Mortgages or Securities forming part of the Trust Property to the same extent that any individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice or waive any notice either in person or by proxy or power of attorney for meetings or action generally or for any particular meetings or action, and may include the exercise of discretionary powers.

2.9                                 Delegation; Investment Committees.  The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust, the conduct of its affairs, and the management and disposition of Trust Property, to delegate from time to time to such one or more of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such deeds or other instruments either in the name of the Trust or the names of the Trustees or as their attorney or attorneys or otherwise as the Trustees may from time to time deem expedient, except that (i) powers of the Trustees relating to the approval of Real Property and Mortgage investments for the Trust may be delegated only to committees (hereinafter called “Investment Committees”) consisting of two or more Trustees, a majority of whom (subject to Section 3.3 hereof) shall not be Affiliates of the Adviser, and (ii) powers of the Trustees relating to the approval of transactions pursuant to Section 2.17 hereof may not be delegated to any person, attorney or committee.

2.10                           Collection.  The Trustees shall have power to collect, sue for, receive and receipt for all sums of money or other property due to the Trust, to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or intervene in, prosecute, defend, compound, compromise, abandon or adjust by arbitration or otherwise any actions, suits, proceedings, disputes, claims, demands or things relating to the Trust Property; to foreclose a Mortgage or other Security securing any notes, debentures, bonds, obligations or contracts, by virtue of which any sums of money are owed to the Trust; to exercise any power of sale held by them, and to convey good title thereunder free of any and all trusts, and, in connection with any such foreclosure or sale, to purchase or otherwise acquire title to any property; to be parties to reorganizations and to transfer to and deposit with any corporation, committee, voting trustee or other Person any Securities or obligations of any corporation, trust, association or other organization, the Securities of which form a part of the Trust Property, for the purpose of any reorganization of any such corporation, trust, association or other organization, or otherwise to participate in any arrangement for enforcing or protecting the interests of the Trustees as the owners or holders of such Securities or obligations and to pay any assessment levied in connection with such reorganization or arrangement; to extend the time with or without security for the payment or delivery of any debts or property and to execute and enter into releases, agreements and other instruments; and to pay or satisfy any debts or claims upon any evidence that the Trustees shall deem sufficient.

2.11                           Expenses.  The Trustees shall have power to incur and pay any charges or expenses which in the opinion of the Trustees are necessary or incidental to or proper for carrying out any of the purposes of this Declaration of Trust, including specifically without limitation the expenses itemized in subsections (a) through (h) of Section 3.2 and to reimburse others for the payment therefor, and to pay appropriate compensation or fees from the funds of the Trust to themselves as Trustees and to Persons with whom the Trust has contracted or transacted business.  The Trustees shall fix the compensation of all officers and Trustees.  The Trustees may be paid reasonable compensation for their general services as Trustees and officers hereunder, and the Trustees may pay themselves or any one or more of themselves such compensation for special services, including legal services, as they in good faith may deem reasonable, and reimbursement for expenses reasonably incurred by themselves or any one or more of themselves on behalf of the Trust.

2.12                           Guaranties.  The Trustees shall have power to endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all such obligations.

2.13                           Deposits.  The Trustees shall have power to deposit any moneys or Securities included in the Trust Property with any one or more banks, trust companies or other banking institutions, including the Adviser, any Affiliate of the Adviser, or any Affiliate of any Trustee, whether or not such deposits will draw interest. Such deposits are to be subject to withdrawal in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association or other banking institution with whom the moneys or Securities have been deposited.

2.14                           Allocation.  The Trustees shall have power to determine whether moneys or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital or apportion the same between income and capital, to apportion the sale price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this Section 2.14 such assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization or obsolescence in respect of any Trust Property in such amounts and by such methods and for such purposes as they shall determine, and to allocate to the shares of beneficial interest account less than all of the consideration received for Shares (but not less than the par value thereof, if any) and to allocate the balance thereof to paid-in capital, all as the Trustees may reasonably deem proper.

2.15                           Valuation.  The Trustees shall have power to determine conclusively the value of any of the Trust Property and of any services, Securities, assets or other consideration hereafter to be acquired or disposed of by the Trust, and to revalue the Trust Property.

2.16                           Fiscal Year.  The Trustees shall have power to determine the fiscal year of the Trust and the method or form in which its accounts shall be kept and from time to time to change the fiscal year or method or form of accounts.

2.17                           Concerning the Trust and Certain Affiliates.

(a)                                  The Trust shall not, directly or indirectly, lend any of its property to, purchase or otherwise acquire any property from, or sell or otherwise transfer any property to (i) the Adviser, (ii) any Trustee (in his individual capacity), officer, director or employee of the Trust or the Adviser, (iii) any Person holding beneficially, directly or indirectly, 1% or more of the outstanding capital stock or other equity interests of the Adviser, and (iv) any Person controlling, controlled by or under common control with any of the foregoing Persons unless such transaction (1) has been approved, after disclosure of such relationship, by a majority of the Trustees who are not Affiliates of any such Person (other than the Trust) who is a party to the transaction; (2) is, in the opinion of such unaffiliated Trustees, on terms fair and reasonable to the Trust and its Shareholders; and (3) is, in the opinion of such unaffiliated Trustees, on terms at least favorable to the Trust and its Shareholders as the terms for comparable transactions of which the Trustees have knowledge with an entity not an Affiliate of the Trust.  All commissions or remuneration received by any such person in connection with any such transaction shall be deducted from the fee paid to the Adviser.  The price of any Mortgage Loan purchased in such a transaction may not exceed the fair market value thereof determined on the basis of prevailing interest rates for similar loans.  The price of any other property purchased in such transaction may not exceed the fair market value thereof as determined by an independent appraisal.  The simultaneous acquisition by the Trust and any such Affiliate of participations in a loan or other investment shall not be deemed to constitute the purchase or sale of property by one or the other.

(b)                                 Notwithstanding anything in this Section 2.17 to the contrary, there shall be no restriction on transactions between the Trust and any Person named in Subsection (a) of this Section 2.17 with regard to (i) the initial investments of the Trust which are or may be described in a Registration Statement filed under the Securities Act of 1933 in respect of the first public offering of Securities of the Trust or (ii) purchases or sales of Securities of the Trust on the same terms then being offered to all holders of any class of Securities of the Trust or to the public.

(c)                                  Any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Securities of the Trust, for his individual account, and may exercise all rights of a holder of such Securities to the same extent and in the same manner as if he were not such a Trustee or officer, employee or agent.

(d)                                 The Trust shall not, in dealing with any Trustee, investment adviser, officer or employee of the Trust, enter into any transaction contrary to the obligations imposed upon such persons under the Declaration of Trust by courts in Ohio having equity power.

(e)                                  The Trust may make Construction Loans or other short-term investments where an Affiliate has a commitment to provide the long-term financing, and may make investments in Real Property on which an Affiliate has an existing mortgage or other encumbrance.  The foregoing provisions of this Section 2.17 shall in no way affect contracts for the furnishing of services to or by the Trust, nor shall such provisions affect any other transactions, contracts, acts or dealings (not prohibited by such foregoing provisions) between the Trust and any Affiliate of the Trust or in which any Affiliate has an interest disclosed to the Trust; and no Trustee, officer, employee or agent of the Trust shall have any liability as a result of entering into any purchase or loan, contract for services, or other transaction, contract, act or dealing not prohibited by such foregoing provisions.  However, any Person who (i) is an officer, director or employee of the Adviser, (ii) holds beneficially, directly or indirectly, 1% or more of the outstanding capital stock or other equity interests of the Adviser, (iii) is an officer, director, employee, partner or trustee of a corporation, partnership or trust which either holds beneficially, directly or indirectly, 1% or more of the outstanding capital stock or other equity interests of the Adviser or controls, is controlled by, or under common control with, the Adviser, or (iv) controls, is controlled by, or under common control with the Adviser, shall offer the Trust a right of first refusal to the full extent of any investment opportunity available to such person which is consistent with the investment policies of the Trust.

(f)                                    The Trustees shall use their best efforts to obtain through the Adviser or other Persons a continuing and suitable investment program, consistent with the investment policies and objectives of the Trust, and the Trustees shall be responsible for reviewing and approving or rejecting investment opportunities for the Trust.  Any Trustee or officer, employee, or agent of the Trust may, in his personal capacity, or in a capacity of trustee, officer, director, stockholder, partner, member, adviser or employee of any Person, have business interests and engage in business activities in addition to those relating to the Trust, which interests and activities may be similar to those of the Trust and include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of such Person, of interests in Mortgages, interests in Real Property, or interests in Persons engaged in the real estate business subject to the provisions of subsection (c) of this Section 2.17, and each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust.  Notwithstanding the foregoing, no Trustee, Adviser, officer, employee or agent of the Trust shall compete with the Trust in (i) any transaction in which the Trust is engaged or (ii) any proposed transaction which has been presented to the Trustees in writing for their consideration to be acted upon by the Trust, and which has not been rejected by the affirmative vote of a majority of the Trustees not interested in such proposed transaction.  Subject to the provisions of Article III hereof, any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, adviser or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, employee or agent of the Trust or otherwise hereunder.  None of the activities referred to in this paragraph shall be deemed to conflict with his duties and powers as Trustee, officer, employee or agent of the Trust.  To the extent that any other provision of this Declaration of Trust conflicts or is otherwise contrary to the provisions of this Section 2.17, the provisions of this Section shall be deemed controlling.

2.18                           FHA Qualification.  If the Trust shall be an “FHA Approved Mortgagee”, the Trustees shall have power to sell or otherwise dispose of any FHA loan or an interest therein with the Trust owns in accordance with the provisions of the National Housing Act of 1934, as amended, and the regulations promulgated thereunder.  The Trustees shall have power to execute on behalf of the Trust, in connection with any project in which FHA has insured the indebtedness, in whole or in part, any and all Mortgages and other agreements, documents and forms which may be required by FHA in connection with the approval by FHA of the transfer of physical assets from any entity to the Trustees or the insurance by FHA of any indebtedness on any project as to which the Trustees are or shall become owners pursuant to this Declaration of Trust, and the provisions of any such agreement shall be binding upon the Trust notwithstanding any conflict with or limitation of this Declaration of Trust.

2.19                           Power to Contract.  Subject to the provisions of Sections 2.9 and 3.1 hereof in respect of delegation of authority by the Trustees, the Trustees shall have power to appoint, employ or contract with any Person (including one or more of themselves and any Person of which one or more of them may be an Affiliate, subject to the applicable requirements of Section 2.17 hereof) as the Trustees may deem necessary or desirable for the transaction of the business of the Trust including any Person who, under the supervision of the Trustees, may, among other things: serve as the Trust’s investment adviser and consultant in connection with policy decisions made by the Trustees; furnish reports to the Trustees and provide research, economic and statistical data in connection with the Trust’s investments; act as consultant, accountant, mortgage loan originator or servicer, correspondent, lender, technical adviser, attorney, broker, property manager, underwriter, corporate fiduciary, escrow agent, depositary, custodian or agent for collection, insurer or insurance agent, transfer agent or registrar or warrant agent, or paying agent for Securities of the Trust, or in any other capacity deemed by the Trustees necessary or desirable; investigate, select, and, on behalf of the Trust, conduct relations with Persons acting in such capacities and pay appropriate fees to, and enter into appropriate contracts with, or employ, or retain services performed or to be performed by, any of them in connection with the investments acquired, sold, or otherwise disposed of, or committed, negotiated, or contemplated to be acquired, sold or otherwise disposed of; substitute any other Person for any such Person; act as attorney-in-fact or agent in the purchase or sale or other disposition of investments and in the handling, prosecuting or settling of any claims of the Trust, including the foreclosure or other enforcement of any mortgage or other lien or other security securing investments and assist in the performance of such ministerial functions necessary in the management of the Trust as may be agreed upon with the Trustees or officers of the Trust.

2.20                           Organization of Business Entities.  The Trustees shall have power to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Property or any part of parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to cause the Trust to merge with such Person or any existing Person or to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Property or any part or parts thereof to or with any such Person or any existing Person in exchange for the Securities thereof or otherwise, and to lend money to, subscribe for the Securities of, and enter into any contracts with, any such Person in which the Trust holds or is about to acquire Securities or any other interest.

2.21                           Associations.  The Trustees shall have power to cause the Trust to enter into joint ventures, general or limited partnerships, limited liability companies and any other combinations or associations.

2.22                           Insurance.  The Trustees shall have power to purchase and pay for entirely out of Trust Property insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, including the Adviser, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Shareholder, Trustee, officer, employee, agent, investment adviser, or independent contractor including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against such liability.

2.23                           Pension and Other Plans.  The Trustees shall have power to pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, Share bonus, Share purchase, savings, thrift and other retirement, incentive and benefit plans, dividend reinvestment plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust subject to Section 4.3(k) hereof.

2.24                           Reorganizations.  The Trustees shall have power to participate in reorganization, liquidation or bankruptcy proceedings in respect of any Person and in connection therewith to delegate discretionary powers to any reorganization, protective or similar committees.

2.25                           Seal.  The Trustees shall have power to adopt and use a seal for the Trust, but the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

2.26                           Charitable Contributions.  The Trustees shall have power to make donations, irrespective of benefit to the Trust, for the public welfare or for community fund, hospital, charitable, religious, educational, scientific, civic or similar purpose, and in time of war or other national emergency in aid thereof.

2.27                           Indemnification.  In addition to the mandatory indemnification provided for in Section 5.3 hereof, the Trustees shall have power to the extent permitted by law to indemnify or enter into agreements in respect of indemnification with any Person with whom the Trust has dealings, including, without limitation, any investment adviser, including the Adviser, or independent contractor, to such extent as the Trustees shall determine.

2.28                           Remedies.  Notwithstanding any provision in this Declaration of Trust, when the Trustees deem that there is a significant risk that an obligor to the Trust may default or is in default under the terms of any obligation to the Trust, the Trustees shall have power to pursue any remedies permitted by law which, in their sole judgment, are in the interests of the Trust, and the Trustees shall have the power to enter into any investment, commitment or obligation of the Trust resulting from the pursuit of such remedies or necessary or desirable to dispose of property acquired in the pursuit of such remedies.

2.29                           Further Powers.  The Trustees shall have power to do all such other matters and things and execute all such instruments as they deem necessary, proper or desirable in order to carry out, promote or advance the interests of the Trust although such matters or things are not herein specifically mentioned.  Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.  The Trustees will not be required to obtain any court order to deal with the Trust Property.

ARTICLE III

ADVISER

3.1                                 Appointment.  The Trustees are responsible for the general investment policy of the Trust and for the general supervision of the business of the Trust conducted by officers, agents, employees, investment advisers or independent contractors of the Trust.  However, the Trustees are not required personally to conduct all of the business of the Trust and consistent with their ultimate responsibility as stated herein, the Trustees may appoint, employ or contract with an Adviser, and may grant or delegate such authority to the Adviser (pursuant to the terms of Section 2.19 hereof) or to any other Person the services of whom are obtained by the Adviser, as the Trustees may, in their sole discretion, deem to be necessary or desirable, without regard to whether such authority is normally granted or delegated by trustees.

3.2                                 Provisions of Agreement.  The Trustees shall not enter into any agreement with the Adviser pursuant to the provisions of Section 3.1 hereof unless (i) such agreement has an initial term of not more than one year (except that any such agreement entered into prior to the first public offering of Securities of the Trust may have an initial term of not more than two years), (ii) its renewal or extension provisions, if any, shall provide for renewals or extension of not more than one year in length, (iii) such agreement can be terminated upon no more than 60 days’ written notice from the Trust, upon either a vote of a majority of the Trustees who are not Affiliates of the Adviser, or by a vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote, at a meeting duly called for such purpose and (iv) such agreement shall limit the fees realized by the Adviser by requiring that the Adviser must refund to the Trust at least annually the amount, if any, by which the aggregate expenses of the Trust for such year (excluding (a) the cost of borrowed money; (b) taxes on income and real property and all other taxes applicable to the Trust; (c) legal, auditing, underwriting, transfer agent’s, warrant agent’s, registrar’s and indenture trustee’s and other fees and listing, registration, printing and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Trust’s securities; (d) fees and expenses paid to independent contractors employed by or on behalf of the Trust; (e) costs of insurance; (f) expenses of organizing or terminating the Trust; (g) all expenses connected with distributions and communications to holders of securities of the Trust and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing checks, certificates for securities, proxy solicitation materials and reports to such holders; and (h) expenses directly connected with the acquisition, disposition and ownership of mortgage loans or other property, including, to the extent not paid by borrowers from the Trust, the costs of appraisal, legal services, brokerage and sales commissions, as well as the costs of foreclosure, maintenance, repair and improvement of property), exceed the lesser of:

(a)                                  l 1/2% of the Net Assets of the Trust, including undisbursed portions of closed loans and other closed investments of the Trust for such Year or

(b)                                 25% of the Trust’s net income for such year, excluding provision for realized capital gains and losses from the disposition of assets of the Trust and before deducting regular and incentive advisory fees and depreciation, depletion and amortization.

3.3                                 Independence of Trustees.  After the first public offering of Securities of the Trust not more than 49% of the total number of Trustees or of the total number of members of any Investment Committee may be Affiliates of the Adviser; provided, however, that if at any time the percentage of all Trustees or of members of such Investment Committee who are Affiliates of the Adviser becomes more than 49% of the total number of Trustees or members of such Investment Committee then in office, because of the death, resignation, removal or change in affiliation of a Trustee or member of such Investment Committee who is not such an Affiliate, such requirement shall not be applicable for a period of 60 days, during which time a majority of all the Trustees then in office shall appoint a sufficient number of other individuals as Trustees or as members of such Investment Committee so that there is again not more than 49% of the total number of all Trustees or members of such Investment Committee then in office who are Affiliates of the Adviser.  The Trustees shall at all times endeavor to comply with such requirement, but failure so to comply shall not affect the validity or effectiveness of any action of the Trustees or of the Investment Committee as the case may be.

3.4                                 Other Activities.  The Adviser shall be required by the Trustees to use its best efforts to present a continuing and suitable investment program to the Trust which is consistent with the investment policies and objectives of the Trust.  The Adviser may administer the Trust as its sole and exclusive function or it may engage in other activities including the rendering of advice to other investors and the management of other investments, including but not limited to other real estate investment trusts.  The contract of the Adviser shall, however, prohibit the Adviser and any Affiliate of the Adviser from entering into an investment advisory contract with any other real estate investment trust the investment policy of which is substantially similar to that of the Trust, and shall prohibit the Adviser from entering into such a contract with any Person the investment policy of which is substantially similar to that of the Trust.  The Trustees may request the Adviser to engage in certain other activities which complement the Trust’s investments, and the Adviser may provide services requested by the borrowers or prospective borrowers of the Trust, and the Adviser may receive compensation or commissions therefor from the Trust or other Persons.  The Adviser shall be required to act on a basis which is fair and reasonable to the Trust and the Shareholders in selecting from among the particular investment opportunities that come to the Adviser those investment opportunities which it presents to the Trust.

ARTICLE IV

INVESTMENTS

4.1                                 Statement of Investment Policy.  The general purpose of the Trust is to seek real estate investment trust income as defined in the REIT Provisions of the Internal Revenue Code.  The Trustees intend to make investments in such a manner as to comply with the requirements of the REIT Provisions of the Internal Revenue Code in respect of the composition of the Trust’s investments and the derivation of its income; provided, however, that no Trustee, director, officer, employee or agent of the Trust or the Adviser shall be liable to any Person for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from his or its own bad faith, willful misconduct, gross negligence or reckless disregard of his or its duties or actions not in good faith in the reasonable belief that such action was in the best interest of the Trust.

ARTICLE V

LIMITATIONS OF LIABILITY

5.1                                 Liability to Third Persons.  No Shareholder shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person in connection with Trust Property or the affairs of the Trust; and, except in the case of breach of duty to the Trust or to Shareholders and subject to the provisions of Section 5.2 hereof, no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person in connection with Trust Property or the affairs of the Trust and all such other Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.  If any Shareholder, Trustee, officer, employee or agent, as such, of the Trust is made a party to any suit or proceedings to enforce any such liability, he shall not on account thereof be held to any personal liability.

5.2                                 Liability to Trust or to Shareholders.  No Trustee, officer, employee or agent of the Trust shall be liable in damages to the Trust or to any Shareholder, Trustee, officer, employee or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust.  No Trustee of the Trust shall be liable in damages to the Trust or to any Shareholder, Trustee, officer, employee or agent of the Trust for any action he takes or fails to take as a Trustee (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust), unless it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Trust or undertaken with reckless disregard for the best interests of the Trust.  In determining what he reasonably believes to be in the best interests of the Trust for purposes of this Article V, a Trustee shall consider the interests of Shareholders and, in his discretion, may consider any of the factors which a director of a corporation incorporated under the laws of the State of Ohio may consider under Ohio law in the performance of his duties as a director of such corporation.

5.3                                 Indemnification.  The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability.  The rights accruing to a Shareholder under this Section 5.3 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein; provided, however, that the Trust shall have no liability to reimburse Shareholders for taxes assessed against them by reason of their ownership of Shares, nor for any losses suffered by reason of changes in the market value of Securities of the Trust.

The Trust shall indemnify each of its Trustees, officers, employees and agents (including those who serve at its request as directors, officers, partners, trustees or the like of another Person in which it has any interest as a shareholder, creditor or otherwise), against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except in respect of any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; provided, however, that as to any matter disposed of by a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from counsel approved by the Trustees to the effect that if the foregoing matters had been adjudicated, they would likely have been adjudicated in favor of such Trustee, officer, employee or agent or unless a meeting of the Trustees at which a quorum consisting of Trustees who are not parties to or threatened with such action, suit or other proceeding shall make such a determination.  The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right to which he may be lawfully entitled; provided, however, that no Trustee, officer, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property, and no Shareholder shall be personally liable to any Person in respect of any claim for indemnity or reimbursement or otherwise.  The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified Trustee, officer, employee or agent shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

Any action taken by or conduct on the part of the Adviser, a Trustee, officer, employee or agent of the Trust in conformity with or in good faith reliance upon the provisions of Section 2.17 or Section 3.4 shall not, for the purposes of this Trust (including, without limitation, Sections 5.1 and 5.2 hereof and this Section 5.3) constitute bad faith, willful misconduct, gross negligence or reckless disregard of his duties, or failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust.

5.4                                 Surety Bonds.  No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties.

5.5                                 Apparent Authority.  Any act of the Trustees of officers of the Trust purporting to be done in their capacity as such, shall, as to any Person dealing with such Trustees or officers, be conclusively deemed to be within the purposes of the Trust and within the powers of such Trustees and officers.  No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer, employee or agent.

5.6                                 Recitals.  Any written instrument creating an obligation of the Trust shall be conclusively taken to have been executed or done by a Trustee or Trustees or an officer, employee or agent of the Trust only in their or his capacity as Trustees or Trustee under this Declaration of Trust or in the capacity of officer, employee or agent of the Trust.  Any written instrument creating an obligation of the Trust shall refer to this Declaration of Trust and contain a recital to the effect that the obligations thereunder are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, Shareholders, officers, employees or agents of the Trust, but the Trust Property or a specific portion thereof only shall be bound, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust.  The Trustees shall, at all times, maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amounts as the Trustees shall deem adequate to cover all foreseeable tort liability to the extent available at reasonable rates.

5.7                                 Reliance on Experts, etc.  Each Trustee and each officer of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the Adviser, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VI

SHARES

6.1                                 Description of Shares.  The interests of the Shareholders hereunder shall be divided into Shares of one or more classes.  The number of shares authorized hereunder is unlimited.  Ownership of Shares shall be evidenced by certificates.  Except as otherwise provided in a resolution adopted pursuant to Section 6.2, all Shares shall have equal non-cumulative voting, distribution, liquidation and other rights, shall be without par value, and shall be fully paid and nonassessable, and shall have no preference, conversion, exchange, preemptive or redemption rights.  Upon the issuance of Shares pursuant to Section 6.2, all Shares previously issued pursuant to this Section 6.1 shall be reclassified and designated Common Shares or Class A Common Shares as specified by Section 6.2.

6.2                                 Additional Shares.  (a) The Trustees hereby are authorized expressly at any time, and from time to time, to issue one or more additional classes or series of Shares without par value, with such voting powers (subject to the limitations hereinafter set forth), or without voting powers, as shall be specified in the resolution or resolutions providing for the issuance thereof.  Upon the first issuance of Shares in accordance with the procedures set forth in this Section 6.2(a), the Trustees shall reclassify and designate as Class A Common Shares all Shares other than Preferred Shares which were outstanding immediately prior to such issuance. Except as to voting powers as herein described, all additional classes or series of Shares authorized by the Trustees under this Section 6.2(a) shall be Common Shares and shall be identical in all respects to the Class A Common Shares.  The Trustees shall specify in a resolution or resolutions the classes or series of such additional Common Shares and the number and designation thereof.  The resolution or resolutions shall state the extent, if any, to which the holders of the Common Shares of such class or series shall be entitled to vote in respect of the election of Trustees or otherwise, including, without limitation, the extent, if any to which such holders shall be entitled, voting as a series or as part of a kind or class, to elect one or more Trustees upon the happening of a specific event or otherwise, provided that the voting rights of such Common shares shall be no greater than those required or recommended by (i) any stock exchange upon which any Securities of the Trust shall be listed or (ii) any national securities association by which any Securities of the Trust shall be authorized for a quotation or transaction reporting.  Further, in no event shall additional Common Shares issued by the Trustees pursuant to this Section 6.2(a) carry greater voting rights than the Class A Common Shares.

(b)                                 The Trustees hereby are authorized expressly at any time, and from time to time, to issue Preferred Shares, either without par value or with such par value or par values as the Trustees shall specify in a resolution or resolutions providing for the issuance thereof, in one or more classes or series, with such voting powers (subject to the limitations hereinafter set forth), or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof, and as are not otherwise stated and expressed in this Declaration of Trust, including (without limiting the generality thereof) the following as to each such class or series:

(i)                                     the number of Shares to constitute such class or series and the designation thereof,

(ii)                                  the par value or absence of par value of Shares issued in such class or series,

(iii)                               the dividends payable in respect of such class or series, the rates or basis for determining such dividends, any conditions and dates upon which such dividends shall be payable, the preference, if any, of such dividends over, or the relation of such dividends to, the dividends payable on any other kind, class or series of Shares of the Trust (including Common Shares of any class or series), whether such dividends shall be non-cumulative or cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative,

(iv)                              whether the Shares of such class or series shall have the right to participate with the Shares of any other class or series in the profits of the Trust, and, if so, the terms of such participation,

(v)                                 whether the Shares of such class or series shall be callable or redeemable, in addition to the Trust’s right to acquire Shares from time to time as set forth in Sections 8.3 and 8.5, at the option of the Trust or the holder or both, or upon the happening of a specified event, and, if callable or redeemable, the conditions giving rise to the right of such call or redemption, whether such call or redemption shall be for cash, property or rights, including Securities of the Trust, and the times, prices, rates and adjustments and other terms of such redemption,

(vi)                              whether the Trust shall be required to purchase or redeem the Shares of such class or series on a certain date or dates or upon the happening of a specified event, and, if so, the terms of such purchase or redemption,

(vii)                           the terms and amounts of any sinking, retirement or purchase fund provided for the purchase or redemption of Shares of such class or series,

(viii)                        whether Shares of such class or series shall be convertible into or exchangeable for Shares of another kind, class or series, at the option of the Trust or of the holder, or both, or upon the happening of a specified event, and, if provision be made for such conversion or exchange, the terms, prices, rates, adjustments and any other condition thereof,

(ix)                                the extent, if any, to which the holders of the Shares of such class or series shall be entitled to vote in respect of the election of Trustees or otherwise, including, without limitation, the extent, if any, to which such holders shall be entitled, voting as a series or as part of a kind or class, to elect one or more Trustees upon the happening of a specific event or otherwise, provided that the voting rights of such Shares shall be no greater than those required or recommended by (1) any stock exchange upon which any Securities of the Trust shall be listed or (2) any national securities association by which any Securities of the Trust shall be authorized for quotation or transaction reporting,

(x)                                   the restrictions, if any, on the issue or reissue of Shares of such class or series or of any other class or series,

(xi)                                the extent, if any, to which the holders of the Shares of such class or series shall be entitled to preemptive rights, and

(xii)                             the preferences, and the amounts thereof, of the holders of the Shares of such class or series upon the voluntary or involuntary dissolution of the Trust or any distribution of its assets.  If the first issuance of Preferred Shares under this Section 6.2(b) shall occur prior to the first issuance of additional Common Shares under Section 6.2(a), the Trustees shall reclassify and designate as Common Shares the Shares which were outstanding immediately prior to the first issuance of Preferred Shares.

(c)                                  Before the Trust shall issue any additional Shares of any class or series, a certificate setting forth the resolution or resolutions of the Trustees fixing the voting powers and number of Shares of such class or series and the designations thereof, and, as to Preferred Shares, the preferences and rights of such class or series and the qualifications, limitations or restrictions thereof, shall be signed and acknowledged by the Chairman, a Vice Chairman, the President, if any, the Secretary or an Assistant Secretary of the Trust and filed in accordance with the requirements of Ohio law for filing amendments to this Declaration of Trust, whereupon the same shall be deemed to be an amendment hereof.

Unless otherwise provided in any such resolution or resolutions, the number of Shares of the class or series authorized by such resolution or resolutions may be increased or decreased, but not below the number of Shares of such class or series then outstanding, by a certificate, setting forth a resolution or resolutions of the Trustees authorizing such increase or decrease, signed and acknowledged by the Chairman, a Vice Chairman, the President, if any, the Secretary or an Assistant Secretary of the Trust and filed in accordance with the requirements of Ohio law for filing amendments to this Declaration of Trust.  Unless otherwise provided in such resolution or resolutions, any amendment to such resolution or resolutions may be effected by a certificate, setting forth a resolution of the Trustees authorizing such amendment and certifying that such amendment has been approved by such votes, if any, as may be required pursuant to Section 13.1, signed and acknowledged by the Chairman, a Vice Chairman, the President, if any, the Secretary or an Assistant Secretary of the Trust and filed in accordance with the requirements of Ohio law for filing amendments to this Declaration of Trust.  Any such amendment may, without limitation, cancel or otherwise affect the right of the holder of the Shares of such class or series to receive dividends which have accrued but have not been declared. Holders of Common Shares shall not be entitled to vote on such amendments to any such resolutions.

6.3                                 Certificates.  Every Shareholder shall be entitled to receive a certificate, in such form as the Trustees shall from time to time approve, specifying the number of Shares held by such Shareholder.  Certificates which were validly issued prior to any Amendment to the Declaration of Trust that authorizes the issuance of additional Shares shall remain valid. Upon the first issuance of Common Shares in accordance with the procedure set forth in Section 6.2(a), all certificates representing Shares other than Preferred Shares then outstanding automatically shall represent the newly designated Class A Common Shares and upon transfer or exchange of any such certificates, new certificates which shall bear the designation “Class A Common Shares” shall be issued to the Shareholders.  If the first issuance of Preferred Shares under Section 6.2(b) shall occur prior to the first issuance of Common Shares under Section 6.2(a), all certificates representing Shares then outstanding automatically shall represent the newly designated “Common Shares” and upon transfer or exchange of any such certificates, new certificates which shall bear the designation “Common Shares” shall be issued to the Shareholders. Subject to Sections 6.5 and 8.5 hereof, such certificates shall be treated as negotiable and title thereto and to the Shares represented thereby shall be transferred by delivery thereof to the same extent in all respects as a stock certificate, and the shares represented thereby, of an Ohio business corporation.  Unless otherwise determined by the Trustees, such certificates shall be signed by the Chairman or a Vice Chairman, or the President, if any, and the Secretary or an Assistant Secretary and shall be counter-signed by a transfer agent, and registered by a registrar, if any, and such signatures may be facsimile signatures in accordance with Section 2.6 hereof.  There shall be filed with each transfer agent a copy of the form of certificate so approved by the Trustees, certified by the Chairman or the Secretary, and such form shall continue to be used unless and until the Trustees approve some other form.

In furtherance of the provisions of Section 8.5 hereof, each certificate evidencing Shares shall contain a legend imprinted thereon to the following effect, or such other legend as the Trustees may from time to time adopt.

“Provisions Relating to Redemption and Prohibition of Transfer of Shares.”

“If necessary to effect compliance by the Trust with certain requirements of the Internal Revenue Code, the shares represented by this certificate are subject to redemption by the Trustees of the Trust and the transfer thereof may be prohibited upon the terms and conditions set forth in the Declaration of Trust.  The Trust will furnish a copy of such terms and conditions to the registered holder of this certificate upon request and without charge.”

6.4                                 Fractional Shares.  In connection with any issuance of Shares, the Trustees may issue fractional Shares or may provide for the issuance of scrip including, without limitation, the time within which any such scrip must be surrendered for exchange into full Shares and the rights, if any, of holders of scrip upon the expiration of the time so fixed, the rights, if any, to receive proportional distributions, and the rights, if any to redeem scrip for cash, or the Trustees may in their discretion, or if they see fit at the option of each holder, provide in lieu of scrip for the adjournment of the fractions in cash.  The provisions of Section 6.3 hereof relative to certificates for Shares shall apply so far as applicable to such scrip, except that such scrip may in the discretion of the Trustees be signed by a transfer agent alone.

6.5                                 Issuance of Units.  Notwithstanding any other provision of this Declaration of Trust, the Trustees may issue from time to time units consisting of different Securities of the Trust.  Any Security issued in any such unit shall have the same characteristics and shall entitle the registered holder thereof to the same rights as any identical Securities issued by the Trustees, except that the Trustees may provide (and may cause a notation to be placed on the certificate representing such unit or Securities or the Trust issued in any such unit) that for a specified period not to exceed one year after issuance, Securities of the Trust issued in any such unit may be transferred on the books of the Trust only in such unit.

6.6                                 Issuance of Warrants.  The Trustees, in their discretion, may from time to time issue warrants to purchase Shares (hereinafter referred to as “Warrants”) which shall entitle the holders thereof to subscribe to Shares at such time or times and on such terms as the Trustees may prescribe including, without limiting the generality of the foregoing, the times within which any such Warrants may be exercised and the consideration to be paid for such Shares; provided, however, that warrants may not be issued in connection with a private financing with an exercise price per share less than 100% of fair market value of the Shares at the date of issuance; for this purpose the determination of fair market value of the Shares shall be made in the same manner as provided for the redemption price of Securities in Section 8.5.  Warrants may be issued to such parties and for such consideration as the Trustees may from time to time determine (including the issuance of detachable or nondetachable warrants as an inducement to persons acquiring or underwriting notes, debentures, bonds, instruments, Shares or other Securities of the Trust).  The provisions of this Article VI relative to certificates for Shares shall apply so far as appropriate to such Warrants.

ARTICLE VII

RECORD AND TRANSFER OF SHARES

7.1                                 Share Register.  A register shall be kept by or on behalf of the Trustees, under the direction of the Trustees, which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and the numbers of the certificates representing such Shares and a record of all transfers thereof.  Only Shareholders whose certificates are recorded on such register shall be entitled to vote or to receive distributions or otherwise to exercise or enjoy the rights of Shareholders.  No Shareholder shall be entitled to receive any distribution, nor to have notice to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trust as shall keep the register for entry thereon.

7.2                                 Transfer Agent.  The Trustees shall have power to employ, within or without the State of Ohio, a transfer agent or transfer agents and, if they so determine, a registrar or registrars.  The transfer agent or transfer agents may keep the register and record therein the original issues and transfers of Shares and countersign certificates for Shares issued to the persons entitled thereto.  Any such transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.  Any such transfer agents or registrars may be Affiliates of a Trustee or of an officer, director or shareholder of the Adviser.  The provisions of Article VII relative to transfer agents shall apply so far as appropriate to warrant agents.

7.3                                 Blank Certificates.  In accordance with the usual customs of corporations having a transfer agent, signed certificates for Shares in blank may be deposited with any transfer agent of the Trust, to be used by such transfer agent in accordance with authority conferred upon it as occasion may require, and in so doing the signers of such certificates shall not be responsible for any loss resulting therefrom.

7.4                                 Owner of Record.  Any person becoming entitled to any Shares in consequences of the death, bankruptcy or insolvency of any Shareholder, or otherwise by operation of law, shall be recorded as the holder of such Shares and receive a new certificate for the same upon production of the proper evidence thereof and delivery of the existing certificate to the Trustees or a transfer agent of the Trust.  But until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy, insolvency or other event.

7.5                                 Transfers of Shares.  Shares shall be transferable on the records of the Trust (other than by operation of law) only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trust or a transfer agent of the Trust of the certificate or certificates therefor, with all transfer tax stamps affixed or duly provided for, properly endorsed or accompanied by duly executed instrument or instruments of transfer, together with such evidence of the genuineness of each such endorsement, execution and authorization and of other matters as may reasonably be required by the Trust or the transfer agent.  Upon such delivery the transfer shall be recorded on the register of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee, and, in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the residue thereof shall be issued to the transferor.  But until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor the Trust nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of the proposed transfer.  This Section 7.5 and Section 7.4 hereof are subject in all respects to the provisions of Sections 6.5 and 8.5 hereof.

7.6                                 Limitation of Fiduciary Responsibility.  The Trustees shall not, nor shall the Shareholders or any officer, transfer agent or other agent of the Trust, be bound to see to the execution of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Shares or any interest therein are subject, or to ascertain or inquire whether any sale or transfer of any such Shares or interest therein are subject, ascertain or inquire whether any sale or transfer of any such Shares or interest therein by any such Shareholder or his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any Person as having any interest therein except the Persons recorded as such Shareholders.  The receipt of the Person in whose name any Share is recorded, or, if such Share is recorded in the names of more than one Person, the receipt of any one of such Persons or of the duly authorized agent of any such Person shall be a sufficient discharge for all money, Securities and other property payable, issuable or deliverable in respect of such Share and from all liability to see to the proper application thereof.

7.7                                 Notices.  Any and all notices to which Shareholders hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to Shareholder of record at their last known post office address as recorded on the Share register provided for in Section 7.1 hereof.

7.8                                 Replacement of Certificates.  In case of the loss, mutilation or destruction of any certificate for Shares hereunder, the Trustees may issue or cause to be issued a new certificate on such terms as they may deem fit.

ARTICLE VIII

CHARACTERISTICS OF SHARES; RESTRICTIONS ON TRANSFER

8.1                                 General.  The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares.  The Shares shall be personal property giving only the rights specifically set forth in this Declaration of Trust, in any resolution adopted pursuant to Section 6.2 and in the certificates for such Shares.  Except as otherwise provided in a resolution adopted pursuant to Section 6.2, the Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights of any kind.

8.2                                 Death of Shareholders.  The death of a Shareholder during the continuance of the Trust shall not terminate this Declaration of Trust nor give such Shareholder’s legal representatives a right to an accounting or a partition of the Trust assets or to take any action in the courts or otherwise against other Shareholders or the Trustees or the Trust Property, but shall simply entitle the legal representatives of the deceased Shareholder to demand and receive, pursuant to the provisions of Section 7.4 hereof, a new certificate for Shares in place of the certificate held by the deceased Shareholder, and upon the acceptance thereof such legal representative shall succeed to all the rights of the deceased Shareholder under this Declaration of Trust.

8.3                                 Repurchase of Securities of the Trust.  The Trustees may, on behalf of the Trust, purchase or otherwise acquire outstanding Securities of the Trust from time to time for such consideration and on such terms as they may deem proper.  Shares so purchased or acquired by the Trustees for the account of the Trust shall not, so long as they belong to the Trust, receive distributions (other than, at the option of the Trustees, distributions in Shares) or be entitled to any voting rights.  Such Shares may in the discretion of the Trustees be cancelled and the number of Shares issued thereby reduced, or such Shares may in the discretion of the Trustees be held in the treasury and may be disposed of by the Trustees at such time or times, to such party or parties and for such considerations as the Trustees may determine.

8.4                                 Trustees as Shareholders.  Any Trustee in his individual capacity may purchase and otherwise acquire or sell and otherwise dispose of Shares of other Securities issued by the Trust, and may exercise all the rights of a Shareholder to the same extent as though he were not a Trustee.

8.5                                 Restrictions on Transfer of Preferred Shares and Common Shares.

(a)                                  Definitions. For purposes of this Section 8.5, the following terms shall have the following meanings set forth below:

(i)                                     “Beneficial Ownership” shall mean ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares either directly or indirectly through the application of Section 544 of the Internal Revenue Code, as modified by Section 856(h)(1)(B) of the Internal Revenue Code.  The terms “Beneficial Owner,” “Beneficially Owns,” and “Beneficially Owned” shall have correlative meanings.

(ii)                                  “Beneficiary” shall mean, with respect to any trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clause (vii) or (viii) thereof) and Section 70(c)(2) of the Internal Revenue Code that are named by the Corporation as the beneficiary or beneficiaries of such trust, in accordance with Section (1) of Division C.II. hereof.

(iii)                               “Board of Trustees” shall mean the Board of Trustees of the Trust.

(iv)                              “RRF, L.P. Agreement” shall mean the First Amended and Restated Agreement of Limited Partnership of RRF Limited Partnership, a Delaware limited partnership, of which the Trust is the general partner.

(v)                                 “Constructive Ownership” shall mean ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares either directly or indirectly through the application of Section 318 of the Internal Revenue Code, as modified by Section 856(d)(5) of the Internal Revenue Code.  The terms “Constructive Owner,” “Constructively Owns,” and “Constructively Owned” shall have correlative meanings.

(vi)                              “Equity Shares” shall mean and include all Preferred Shares and Common Shares of the Trust as well as any Equity Shares that are held as Shares-in-Trust in accordance with this Section 8.5.

(vii)                           “Exchange Rights” shall mean the rights granted under the RRF, L.P. Agreement to the limited partners to exchange, under certain circumstances, their limited partnership interests for common shares (or, at the option of the trust, for cash).

(viii)                        “Existing Holder” shall mean (i) the Wirth Family and (ii) any Person who, on the date hereof, beneficially owns Common Shares in excess of the Ownership Limit.

(ix)                                “Existing Holder Limit” shall mean, for any Existing Holder who is an Existing Holder by virtue of clause (ii) of the definition thereof, the percentage of the outstanding Common Shares Beneficially Owned by such Existing Holder on the date hereof. From and after the date hereof, the secretary of the Trust shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

(x)                                   “Market Price” on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date.  The “Closing Price” on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the applicable Equity Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which those Equity Shares are listed or admitted to trading or, if those Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the shares of Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in those Equity Shares selected by the Board of Trustees.

(xi)                                “Non-Transfer Event” shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit, including, but not limited to, the issuance, granting of any option or entering into of any agreement for the sale, transfer or other disposition of Equity Shares or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares.

(xii)                             “Ownership Limit” shall mean 4.9% of the number of outstanding shares of any class of Equity Shares.

(xiii)                          “Permitted Transferee” shall mean any Person designated as a Permitted Transferee in accordance with this Section 8.5.

(xiv)                         “Person” shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Internal Revenue Code, association, private foundation within the meaning of Section 509(a) of the Internal Revenue Code, joint stock company or other entity and also includes a “group” as that term is used for purposes of Section 12(d)(3) of the Securities Exchange Act of 1934, as amended.

(xv)                            “Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for this Section 8.5, would own record title to Equity Shares.

(xvi)                         “Restriction Termination Date” shall mean the first day after the date of this Second Amended and Restated Declaration of Trust on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.

(xvii)                      “Shares-in-Trust” shall mean any Equity Shares designated as Shares-in-Trust pursuant to this Section 8.5.

(xviii)                   “Trading Day” shall mean a day on which the principal national securities exchange on which the applicable Equity Shares are listed or admitted to trading is open for the transaction of business or, if those Equity Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(xix)                           “Transfer” (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. “Transfer” (as a verb) shall have the correlative meaning.

(xx)                              “Trustee” shall mean any Person or entity unaffiliated with both the Trust and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

(xxi)                           “Wirth Family” shall mean James F. Wirth, his spouse, lineal descendants of James F. Wirth, any trust of which any of the foregoing are grantors or beneficiaries and any Person owned and controlled by any of the foregoing.

(xxii)                        “Wirth Family Limit” shall, initially, mean 34.9% of the number of outstanding shares of any class of Equity Shares.

(b)                                 Restriction on Transfers and Non-Transfer Event.

(i)                                     Except as set forth in Section 8.5(g) below, from the date hereof to the Restriction Termination Date, (A) no Person (other than an Existing Holder) shall Beneficially Own or Constructively Own outstanding Equity Shares in excess of the Ownership Limit, but any Transfer or Non-Transfer Event that, if effective, would result in any Person Beneficially Owning or Constructively Owning outstanding Equity Shares in excess of the Ownership Limit shall be void AB INITIO as to the Transfer or Non-Transfer Event affecting that number of Equity Shares which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such excess Equity Shares, (B) no Existing Holder (that is not a member of the Wirth Family) shall Beneficially Own or Constructively Own outstanding Equity Shares in excess of the Existing Holder Limit, but any Transfer or Non-Transfer Event that, if effective, would result in any Person Beneficially Owning or Constructively Owning outstanding Equity Shares in excess of the Existing Holder Limit shall be void AB INITIO as to the Transfer or Non-Transfer Event affecting that number of Equity Shares which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Existing Holder Limit and the intended transferee shall acquire no rights in such excess Equity Shares, and (C) no Existing Holder that is a member of the Wirth Family shall Beneficially Own or Constructively Own outstanding Equity Shares in excess of the Wirth Family Limit, but any Transfer or Non-Transfer Event that, if effective, would result in any Person Beneficially Owning or Constructively Owning outstanding Equity Shares in excess of the Wirth Family Limit shall be void AB INITIO as to the Transfer or Non-Transfer Event affecting that number of Equity Shares which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Wirth Family Limit and the intended transferee shall acquire no rights in such excess Equity Shares.

(ii)                                  Except as set forth in Section 8.5(g) below, from the date hereof to the Restriction Termination Date, any Transfer or Non-Transfer Event that, if effective, would result in any class of Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer or Non-Transfer Event affecting that number of shares which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such Equity Shares.

(iii)                               From the date hereof to the Restriction Termination Date, any Transfer of or Non-Transfer Event affecting Equity Shares that, if effective, would result in the Trust being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code shall be void AB INITIO as to the Transfer of or Non-Transfer Event affecting that number of Equity Shares which would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, and the intended transferee shall acquire no rights in such Equity Shares.

(iv)                              From the date hereof to the Restriction Termination Date, any Transfer of or Non-Transfer Event affecting Equity Shares that, if effective, would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Trust or of any direct or indirect subsidiary of the Trust (a “Subsidiary”), within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, shall be void AB INITIO as to the Transfer of or Non-Transfer Event affecting that number of Equity Shares which would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust’s or of a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, and the intended transferee shall acquire no rights in such excess Equity Shares.

(c)                                  (i) If, notwithstanding the other provisions contained in this Section 8.5, at any time after the date hereof and prior to the Restriction Termination Date there is a purported Transfer or Non-Transfer Event such that any Person (other than an Existing Holder) would either Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit, then, (i) except as set forth in Section 8.5(g) below, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Equity Shares which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit, (ii) such number of Equity Shares in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with this Section 8.5, transferred automatically by operation of the terms of this Section 8.5(c)(i) to a trust to be held in accordance with Section 8.6, and (iii) the Prohibited Owner shall submit such number of Equity Shares to the Trust for registration in the name of the Trustee. Such transfer to a trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(ii)                                  If, notwithstanding the other provisions contained in this Section 8.5, at any time after the Date hereof and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in any class of the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) result in the Trust being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, or (iii) cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust’s or of a subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Equity Shares with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of Equity Shares, the ownership of which by such purported transferee or record holder would (A) result in any class of Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Trust being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, or (C) cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust’s or of a subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, (y) such number of Equity Shares (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with this Section 8.5, transferred automatically by operation of the terms of this Section 8.5 to a Trust to be held in accordance with Section 8.6, and (z) the Prohibited Owner shall submit such number of Equity Shares to the Trust for registration in the name of the Trustee.  Such transfer to a trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(d)                                 If the Trust, or its designee, shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place in violation of this Section 8.5 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or

Constructive Ownership of any Equity Shares in violation of this Section 8.5, the Trust shall take such action as it considers advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or Non-Transfer Event or acquisition.

(e)                                  Any Person who acquires or attempts to acquire Equity Shares in violation of this Section 8.5, or any Person who owned Equity Shares that were transferred to a trust pursuant to this Section 8.5, shall immediately give written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such event on the Trust’s status as a REIT.

(f)                                    From the date hereof to the Restriction Termination Date:

(i)                                     Every Beneficial Owner or Constructive Owner of more than 4.9%, or such lower percentage as is specified pursuant to regulations issued under the Internal Revenue Code, of the outstanding shares of any class of shares of the Trust shall, within 30 days after January 1 of each year, provide to the Trust a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of Equity Shares Beneficially Owned or Constructively Owned, and a description of how such shares are held.

(ii)                                  Each Person who is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust a written statement or affidavit stating such information as the Trust may request in order to determine the Trust’s status as a REIT and to ensure compliance with the Ownership Limit as applicable.

(g)                                 The Ownership Limit shall not apply to the acquisition of Equity Shares by an underwriter that participates in a public offering of such shares for a period of 90 days following the purchase by such underwriter of such shares.  In addition, the Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel, in either case to the effect that the Trust’s status as a REIT would not be jeopardized thereby, may allow a Person to own a certain amount in excess of the Ownership Limit if (i) the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person’s Beneficial Ownership or Constructive Ownership of Equity Shares could result in the Trust (a) losing its REIT status for federal income tax purposes, or (b) being “related” to any tenant or lessee under the REIT rules of the Internal Revenue Code, and (ii) such Person agrees in writing that any violation or attempted violation that could cause such a result will cause a transfer to a trust of Equity Shares pursuant to this Section 8.5.

(h)                                 Notwithstanding any provision contained herein to the contrary, nothing in this Second Amended and Restated Declaration of Trust shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

8.6                                 Shares-in-Trust.

(a)                                  Any Equity Shares transferred to a trust and designated Shares-in-Trust pursuant to Section 8.5 shall be held for the exclusive benefit of the Beneficiary.  The Trust shall name a Beneficiary for each Trust within five days after the Trust first has actual notice of the existence thereof.  Any transfer to a Trust, and designation of Equity Shares as Shares-in-Trust, shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall continue to constitute issued and outstanding Equity Shares of the Trust and shall be entitled to the same rights and privileges as are all other issued and outstanding Equity Shares of the same class and series.  When transferred to a Permitted Transferee in accordance with this Section 8.6, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

(b)                                 The Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions declared by the Board of Trustees on such Shares-in-Trust and shall hold such dividends and distributions in trust for the benefit of the Beneficiary.  The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trust the amount of any dividends or distributions received by it that (i) are attributable to those Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust.  The Trust shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by the Person who, but for the provisions of this Section 8.6, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Trust’s receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

(c)                                  In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of Equity Shares of the same class or series, that portion of the assets of the Trust which is available for distribution to the holders of such class and series of Equity Shares.  The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; PROVIDED, HOWEVER, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 8.6 in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for Equity Shares and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Equity Shares and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer.  Any remaining amount in such trust shall be distributed to the Beneficiary.

(d)                                 The Trustee shall be entitled to vote all Shares-in-Trust.  Any vote by a Prohibited Owner as a holder of Equity Shares prior to the discovery by the Trust that the Equity Shares are Shares-in-Trust shall, so far as is practicable under applicable law, be rescinded and shall be void AB INITIO with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust of Equity Shares pursuant to this Section 8.6, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, considers advisable.

(e)                                  Designation of Permitted Transferee.  The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any Shares-in-Trust.  In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate a Person as Permitted Transferee, so long as (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated can acquire such Shares-in-Trust without such acquisition resulting in a transfer to a trust and the redesignation of such Equity Shares as Shares-in-Trust.  Upon the designation by the Trustee of a Permitted Transferee, the Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Trust that the Permitted Transferee is the holder of record of such number of Equity Shares, (iii) cause the Shares-in-Trust to be canceled, and (iv) distribute to the Beneficiary any and all amounts held by the Trustee with respect to the Shares-in-Trust after making any payment to the Prohibited Owner required under Sections 8.6(c) and 8.6(f).

(f)                                    Compensation to Record Holder of Equity Shares That Become Shares-in-Trust.  Any Prohibited Owner shall be entitled (following designation of Equity Shares proposed or purported to be held by that Prohibited Owner as Shares-in-Trust and subsequent designation of a Permitted Transferee or the Trustee’s acceptance of an offer to purchase such shares) to receive from the Trustee following the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for Equity Shares and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Equity Shares, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee from the sale or other disposition of such Shares-in Trust.  Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid to the Prohibited Owner shall be distributed to the Beneficiary.  Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 8.6, by such Trustee or the Trust.

(g)                                 Purchase Right in Shares-in-Trust.  Shares-in-Trust shall be considered to have been offered for sale to the Trust, or its designee, on the date of the event that created such Shares-in-Trust status at a price per share equal to the lesser of (i) the price per share in the event that created such Shares-in- Trust status (or, in the case of a devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer.  The Trust shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the event which created such Shares-in-Trust status and (ii) the date the Trust determines in good faith that an event occurred that created such Shares-in-Trust status, if the Trust does not receive a notice of such event.

8.7                                 Remedies Not Limited.

Nothing contained in this Section 8.7 shall limit the authority of the Trust to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust’s status as a REIT and to ensure compliance with the Ownership Limit.

8.8                                 Ambiguity.

In the case of any ambiguity in the application of any provision of Sections 8.5 to 8.7, including any definition contained herein, the Board of Trustees shall have the power to determine the application of that provision.

8.9                                 Legend.

Each certificate for Equity Shares shall bear the following legend:

                                                The Common Shares or Preferred Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”).  No Person may (i) Beneficially Own or Constructively Own Common Shares in excess of 4.9% of the number of outstanding Common Shares, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Shares in excess of 9% of the number of outstanding shares of that class or series of Preferred Shares, (iii) beneficially own Equity Shares that would result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially Own Equity Shares that would result in the Trust being “closely held” under Section 856(h) of the Code, or (v) Constructively Own Equity Shares that would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust’s or of a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code.  Each holder of Equity Shares is required to furnish the Trust such information as the Trust may request pursuant to Section 6 of the Trust’s Second Amended and Restated Declaration of Trust.  Any Person who attempts to Beneficially Own or Constructively Own Equity Shares in excess of the above limitations must immediately notify the Trust in writing. If those restrictions are violated, the Equity Shares represented hereby in excess of those limitations will be transferred automatically by operation of the Trust’s Second Amended and Restated Declaration of Trust to a Trust and will be designated Shares-in-Trust.  All capitalized terms in this legend have the meanings defined in the Trust’s Second Amended and Restated Declaration of Trust, as they may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.

8.10                           Severability.

Each provision of Sections 8.5 to 8.9 shall be several, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

ARTICLE IX

SHAREHOLDERS

9.1                                 Meetings of Shareholders.

(a)                                  Annual meetings of the Shareholders shall be held at such place within or without the State of Ohio on such day and at such time as the Trustee shall designate.  The business transacted at such meeting shall include the election of Trustees and may include the transaction of such other business as Shareholders may be entitled to vote upon as hereinafter provided in this Article IX, or as the Trustees may determine.  The presence in person or by proxy of the holders of a majority of outstanding Shares representing a majority of the voting power of all outstanding Shares entitled to vote thereat shall constitute a quorum at any annual or special meeting.

(b)                                 Special meetings of the Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders holding outstanding Shares representing in the aggregate not less than 20% of the voting power of all outstanding Shares entitled to vote thereat, such request specifying the purpose or purposes for which such meeting is to be called.  Any such meeting shall be held at such place within or without the State of Ohio on such day and at such time as the Trustees shall designate.

9.2                                 Notice of Meetings.  Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder entitled to vote thereat at his registered address, mailed at least 10 days and not more than 60 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting.  Any adjourned meeting may be held adjourned without further notice.

9.3                                 Voting Rights of Shareholders.  Except as otherwise provided in a resolution adopted pursuant to Section 6.2, the Shareholders shall be entitled to vote only upon the following matters:  (a) election of Trustees as provided in Sections 10.2 or Section 10.4 hereof; (b) termination of the agreement with the Adviser as provided in Section 3.2 hereof; (c) amendment of this Declaration of Trust or termination of this Trust as provided in

Section 12.1 hereof. Except in respect of the foregoing matters specified in this Section 9.3, no action taken by the Shareholders at any meeting shall in any way bind the Trustees. Prior to the first issuance of additional Shares in accordance with the procedure set forth in Section 6.2, each Share shall be entitled to one vote.  Upon the reclassification of Shares pursuant to Section 6.2(a) or Section 6.2(b), each Share issued pursuant to Section 6.1 (and thereafter reclassified and designated as a Class A Common Share or Common Share, as the case may be), shall be entitled to one vote, and each additional Share issued pursuant to Section 6.2 will be entitled to such voting rights as shall have been specified by the resolutions authorizing the class or series of such additional Share pursuant to Section 6.2.

9.4                                 Record Date for Meetings.  For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustee may fix a date not more than 60 days prior to the date of any meeting of Shareholders or dividend payment or other action as a record date for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to receive such dividend or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to receive such dividend, even though he has since that date disposed of his Shares, and no Shareholder becoming such after that date shall be so entitled to vote at such meeting or any adjournment thereof or to receive such dividend or to be treated as Shareholders of record for purposes of such other action.

9.5                                 Proxies, etc.  At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust.  Neither fractional Shares nor scrip fractional Shares shall be entitled to any vote.  When any Share entitled to vote is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

9.6                                 Reports.  The Trustees shall cause to be prepared at least annually a report on operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent certified public accountant or independent public accountant on the financial statements based on an examination of the books and records of the Trust, and made in accordance with generally accepted auditing standards.  Copies of such reports shall be mailed to all Shareholders of record within 120 days of the period covered by the report.  The Trustees shall, in addition, furnish to the Shareholders, promptly after the end of each of the first three quarterly periods of every fiscal year, an interim report containing an unaudited balance sheet of the Trust as at the end of such quarterly period and a statement of income and surplus for the period from the beginning of the current fiscal year to the end of such quarterly period.

9.7                                 Inspection of Records.  The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of an Ohio business corporation.

9.8                                 Shareholder Action by Written Consent.  Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders holding outstanding Shares representing a majority of the voting power of all outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders.  Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE X

TRUSTEES

10.1                           Number and Qualification.  The number of Trustees shall be fixed from time to time by written instrument signed by a majority of the Trustees then in office; provided, however, that the number of Trustees shall in no event be less than five.  Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Section 10.1 made by a written instrument signed by a majority of the Trustees then in office.  Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration of Trust.  No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term.  Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 10.4 hereof, the Trustees or Trustee continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.  A Trustee shall be an individual at least 21 years of age who is not under legal disability.  The Trustees, in their capacity as Trustees, shall not be required to devote their entire time to the business and affairs of the Trust.

10.2                           Terms and Election.  Each Trustee named herein, or elected or appointed as provided in Section 10.1 or 10.4 hereof prior to the first annual meeting of Shareholders, shall (except in the event of resignations or removals or vacancies pursuant to Section 10.3 or 10.4 hereof) hold office until his successor has been elected at such meeting and has qualified to serve as Trustee.  The Trustees shall be divided into three classes, to be denominated the “Class A Trustees”, the “Class B Trustees” and the “Class C Trustees”, with the number of Trustees of each such class being as equal as possible, and with each Trustee to be nominated and elected for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such Trustee was elected; provided, however, that upon the ratification of this Second Amended and Restated Declaration of Trust by the Shareholders of the Trust, the Trustees shall by resolution designate the Trustees to serve initially as Class A Trustees, Class B Trustees and Class C Trustees.  The initial Class A Trustees shall serve for a term expiring at the Annual Meeting to be held in 1999, the initial Class B Trustees shall serve for a term expiring at the Annual Meeting to be held in 2000, and the initial Class C Trustees shall serve for a term expiring at the Annual Meeting to be held in 2001.  Trustees may succeed themselves in office.  Except as otherwise provided in a resolution adopted pursuant to Section 6.2, election of Trustees at an annual meeting shall be by the affirmative vote of the holders of outstanding Shares representing at least a majority of the voting power of all outstanding Shares entitled to vote present in person or by proxy at such meeting.  The election of any Trustee (other than an individual who was serving as a Trustee immediately prior to such election) pursuant to this Section 10.2 shall not become effective unless and until such person shall have in writing accepted his election and agreed to be bound by the terms of this Declaration of Trust.  Such Trustee may but need not own Shares.

10.3                           Resignation and Removal.  Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, the President, if any, or the Secretary (referred to in Section 10.6 hereof) and such resignation shall be effective upon such delivery, or at a later date according to the terms of the notice.  Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 10.1 hereof) with cause, by the action of two-thirds of the remaining Trustees.  Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee.  Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

10.4                           Vacancies.  The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office, or removal of a Trustee.  No such vacancy shall operate to annul this Declaration of Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust, and title to any Trust Property held in the name of any Trustee alone, jointly with one or more of the other Trustees or otherwise, shall, in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office of such Trustee, vest in the continuing or surviving Trustees without necessity of any further act or conveyance.  In the case of an existing vacancy (other than by reason of increase in the number of Trustees), a majority of the Trustees continuing in office acting by written instrument or instruments may fill such vacancy, and any Trustee so elected by the Trustees shall hold office until the next annual meeting of Shareholders.  Upon the effectiveness of any such appointment as provided in this Section 10.4, the Trust Property shall vest in such new Trustee jointly with the continuing or surviving Trustees without the necessity of any further act or conveyance; provided, however, that no such election or appointment as provided in this Section 10.4 shall become effective unless or until the new Trustee shall have accepted in writing his appointment and agreed to be bound by the terms of this Declaration of Trust.  Until any vacancies are filled, the remaining Trustee or Trustees (even though less than five) may exercise the powers of the Trustees hereunder.

10.5                           Meetings.  Meetings of the Trustees shall be held from time to time upon the call of the Chairman, the President, if any, the Secretary, or any two Trustees.  Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees.  Notice of any other meeting shall be mailed or otherwise given not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting.  The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.  The Trustees may act with or without a meeting.  A quorum for all meetings of the Trustees shall be a majority of the Trustees then in office.  Subject to Section 2.17 hereof and unless specifically provided otherwise in this Declaration of Trust, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees.  Any agreement, deed, mortgage, lease or other instrument or writing executed by one or more of the Trustees or by any authorized Person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees as provided in this Declaration of Trust.

Any Investment Committee may act with or without a meeting.  A quorum for all meetings of any such Committee shall be a majority of members thereof in office.  Unless specifically provided otherwise in this Declaration of Trust, any action of any Investment Committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consents of a majority of the members.

In respect of actions of the Trustees and any Investment Committee, Trustees who are affiliated within the meaning of Section 2.17 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 10.5 and shall be entitled to vote.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications shall constitute presence in person at such meeting.  The minutes of any meeting of Trustees held by telephone shall be prepared in the same manner as a meeting of Trustees held in person.

10.6                           Officers.  The Trustees shall annually elect a Chairman who shall be the principal officer of the Trust.  The Trustees may elect or appoint, from among their number or otherwise, or may authorize the Chairman to appoint, one or more Vice-Chairmen, a President, one or more Vice-Presidents, a Treasurer, Secretary, Comptroller, one or more Assistant Secretaries and Assistant Treasurers and such other officers or agents, who shall have such powers, duties and responsibilities as the Trustees may deem to be advisable.  Two or more offices may be held by the same person.

10.7                           By-Laws.  The Trustees may adopt, and from time to time amend or repeal, By-Laws for the conduct of the business of the Trust, and in such By-Laws may define the duties of their officers, agents, employees and representatives.

ARTICLE XI

DISTRIBUTIONS TO SHAREHOLDERS

11.1                           General.  Subject to the provisions of Section 6.2, (i) the Trustees may from time to time declare and pay to the Shareholders, in proportion to their respective ownership of Shares, out of the earnings, profits or surplus (including paid-in capital), capital or assets in the hands of the Trustees, such dividends or other distributions as they see fit; and (ii) the declaration and payment of such dividends or other distributions and the determination of earnings, profits, surplus (including paid-in capital) and capital available for dividends and other purposes shall lie wholly in the discretion of the Trustees and no Shareholder shall be entitled to receive or be paid any dividends or to receive any distribution except as determined by the Trustees in the exercise of said discretion of the Trustees and no Shareholder shall be entitled to receive or be paid any dividends or to receive any distribution except as determined by the Trustees in the exercise of said discretion.  The Trustees shall endeavor from time to time to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the REIT Provisions of the Internal Revenue Code.  The Trustees may, in addition, from time to time in their discretion, declare and pay as dividends or other distributions such additional amounts, whether or not out of earnings, profits and surplus available therefor, sufficient to enable the Trust to avoid or reduce its liability for Federal income taxes, inasmuch as the computations of net income and gains for Federal income tax purposes may vary from the computations thereof on the books of the Trust.  Subject to the provisions of Section 6.2, any or all such dividends or other distributions may be made, in whole or in part, in cash, property, or other assets of the Trust, or in senior or subordinated, secured or unsecured, evidences of indebtedness of the Trust, as the Trustees may in their sole discretion from time to time determine.  The Trustees may also distribute to the Shareholders, in proportion to their respective ownership of Shares, additional Shares in such manner and on such terms as they may deem proper.

11.2                           Retained Earnings.  The Trustees, except as provided in Section 11.1 hereof, may also distribute to the Shareholders, in proportion to their respective ownership of Shares, additional Shares in such manner and on such terms as they may deem proper.

ARTICLE XII

RECORDING OF DECLARATION OF TRUST

12.1                           Amendment or Termination.  The provisions of this Declaration of Trust may be amended or altered (except as to the limitations of personal liability of the Shareholders and Trustees and the prohibition of assessments upon Shareholders), or the Trust may be terminated at any meeting of Shareholders called for the purpose, by the affirmative vote of the holders of outstanding Shares representing not less than two-thirds of the voting power of the Shares then outstanding and entitled to vote, or by an instrument or instruments in writing, without a meeting, signed by a majority of the Trustees and the holders of outstanding Shares representing not less than two-thirds of the voting power of such Shares then outstanding and entitled to vote; provided, however, that, the Trustees may, from time to time by a two-thirds vote of the Trustees, amend or alter the provisions of this Declaration of Trust, without the vote or assent of the Shareholders, to the extent deemed by the Trustees in good faith to be necessary to meet the requirements for qualification as a real estate investment trust under the REIT Provisions of the Internal Revenue Code or any interpretation thereof by a court or other governmental agency of competent jurisdiction.  Notwithstanding the foregoing, (i) no amendment may be made pursuant to this Section 12.1 which would change any rights in respect of any outstanding Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or written consent of the holders of outstanding Shares representing two-thirds of the voting power of the outstanding Shares entitled to vote thereon, and (ii) except as otherwise expressly provided in this Declaration, no amendment or action may be made pursuant to this Section 12.1 which would change the powers, preferences or rights expressly applicable to any class or series of Shares so as to affect them adversely, except with the vote or written consent of holders of outstanding Shares representing two-thirds of the voting power of the outstanding Shares of such class or series.  Upon the termination of the Trust pursuant to this Section 12.1:

(a)                                  The Trust shall carry on no business except for the purpose of winding up its affairs.

(i)                                     The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Trust Property shall require approval of the principal terms of the transactions and the nature and amount of the consideration by affirmative vote of the holders of outstanding Shares representing not less than a majority of the voting power of all outstanding Shares entitled to vote.

(b)                                 After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders ratably in accordance with the respective rights, restrictions and preferences of their Shares.

Upon termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the right, title and interest of all Shareholders shall cease and be cancelled and discharged.

12.2                           Power to Effect Reorganization.  The Trustees, after receiving an affirmative vote of the holders of outstanding Shares representing not less than a majority of the voting power of Shares then outstanding and entitled to vote at any meeting of Shareholders, the notice for which included a statement of such proposed action, may select or direct the organization of a corporation, association, trust or other organization with which the Trust may merge, or which shall take over the Trust Property and carry on the affairs of the Trust.  The Trustees may effect such merger or may sell, convey and transfer the Trust Property to any such corporation, association, trust or organization in exchange for shares or securities thereof, or beneficial interests therein with the assumption by such transferee of the liabilities of the Trust; and thereupon the Trustees shall terminate the Trust and deliver such shares, securities or beneficial interest ratably among the Shareholders of this Trust in redemption of their Shares in accordance with respective rights, restrictions and preferences of their Shares.

ARTICLE XIII

MISCELLANEOUS

13.1                           Governing Law.  This Declaration of Trust is executed by the Trustees and delivered in the State of Ohio and with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of said State.

13.2                           Counterparts.  This Declaration of Trust may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

13.3                           Reliance by Third Parties.  Any certificates executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration of Trust may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust, (e) the form of any By-law adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees or any of them and the successors of such person.

13.4                           Provisions in Conflict With Law or Regulations.  (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the REIT Provisions of the Internal Revenue Code or with other applicable federal or state laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted (including but not limited to the election of Trustees) prior to such determination.

(b)                                 If any provisions of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

13.5                           Section Headings.  The section headings and Table of Contents have been inserted for convenience and are not a part of this Declaration of Trust.

ARTICLE XIV

DURATION OF TRUST

14.1                           Duration.  Subject to possible termination in accordance with the provisions of Article XIII hereof, the Trust created hereby shall continue perpetually, except that if under the laws of any jurisdiction in which the Trust hereafter acquires any property, such perpetual duration is not permitted, the Trust shall terminate on the expiration of 20 years after the death of the last survivor of the initial Trustees named herein and the following named persons (provided, however, that as to Trust Property located in any jurisdiction in which such duration is not permitted, the Trust created hereby shall terminate on the latest date permitted by the law of such jurisdiction, using the initial Trustees and the following named persons as measuring lives if so permitted):

Michael G. Berick	Randolph D. Lerner
14518 Shaker Boulevard	18020 South Woodland
Shaker Heights, Ohio	Shaker Heights, Ohio
Born: January 1, 1960	Born: February 21, 1962

Daniel G. Berick	Marc B. Insul
14518 Shaker Boulevard	21810 Halburton
Shaker Heights, Ohio	Beachwood, Ohio
Born: June 25, 1962	Born: July 4, 1968

Robert G. Berick	Linda S. Pearlman
14518 Shaker Boulevard	22659 Fairmont Boulevard
Shaker Heights, Ohio	Shaker Heights, Ohio
Born: September 19, 1966	Born: August 9, 1966

Joshua J. G. Berick	Caren E. Pearlman
14518 Shaker Boulevard	22659 Fairmont Boulevard
Shaker Heights, Ohio	Shaker Heights, Ohio
Born: November 20, 1969	Born: April 18, 1969

Nancy F. Lerner	Maria T. Gillombardo
18020 South Woodland	3906 Tyndall Road
Shaker Heights, Ohio	University Heights, Ohio
Born: May 11, 1960	Born: April 27, 1969

Gina M. Gillombardo	Benjamin D. Zelman
3906 Tyndall Road	2710 Fairmont Boulevard
University Heights, Ohio	Cleveland, Ohio
Born: October 19, 1970	Born: March 9, 1964

IN WITNESS WHEREOF, the undersigned have executed these presents on the day and year first above written.

Signed and acknowledged
in the presence of:

/s/ J. R. Chase	/s/ James F. Wirth
James F. Wirth
/s/ Barbara E. Rudolph
/s/ Marc E. Berg
/s/ Kevin W. Fell	Marc E. Berg

/s/ Vonnie Cayeaux	/s/ Steve Robson
Steve Robson
Signature illegible
/s/ Gregory D. Bruhn
Signature illegible	Gregory D. Bruhn

/s/ James B. Aronoff	/s/ Lee J. Flory
Lee J. Flory
/s/ Jeremy L. Trahan
/s/ Edward G. Hill
Signature illegible	Edward G. Hill

/s/ Gloria J. Sinclair

/s/ Linda A. Kilcoi

/s/ Edward A. Kast